Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Third Quarter 2021 Operating Results
CHICAGO, October 28, 2021 — Kemper Corporation (NYSE: KMPR) reported net loss of $75.3 million, or $(1.18) per diluted share, for the third quarter of 2021, compared to net income of $122.3 million, or $1.83 per diluted share, for the third quarter of 2020. As adjusted1 for the acquisitions of American Access Casualty Company (“AAC”) and Infinity Property and Casualty Corporation, net loss was $68.6 million, or $(1.08) per diluted share, for the third quarter of 2021, compared to net income of $139.9 million, or $2.10 per diluted share, for the third quarter of 2020. In the third quarter of 2021, net loss included a $0.5 million after-tax loss, or $(0.01) per diluted share, attributable to the change in fair value of equity and convertible securities.
Adjusted Consolidated Net Operating Loss1 was $75.8 million, or $(1.19) per diluted share, for the third quarter of 2021, compared to Adjusted Consolidated Net Operating Income1 of $90.9 million, or $1.36 per diluted share, for the third quarter of 2020.
Key themes of the quarter include:
•Specialty P&C earned premiums increased 18% and policies-in-force (ex. Classic Car) grew ~17.8%; AAC contributed 10.6% and 13.6% for earned premiums and policies-in-force, respectively
•Specialty P&C underlying combined ratio1 was 108.9%, due primarily to higher claim frequency and severity trends
•Specialty P&C experienced adverse prior year development of $25M, or 2.4 points, primarily driven by legal developments and increased severity in personal injury protection coverage in Florida
•Consolidated catastrophe losses were $32.4 million, primarily related to Hurricane Ida and several wind/hail events
•Net investment income results were strong for the quarter, primarily driven by Alternative Investments
•Kemper remains well positioned to support customers and grow long-term shareholder value

“Continued industry-related environmental pressures challenged our financial results,” said President, CEO and Chairman Joseph P. Lacher, Jr. “In our P&C segments, the strong post re-opening economy led to additional increases in loss costs. In addition, an atypical second surge in Florida personal injury protection litigation led to an increase to prior year reserves of $25 million. Corrective actions including rate increases and non-rate actions are in progress to return us to target profitability and position us for growth in 2023. Further, our Life business saw strong persistency improvements and generated an increase in earned premiums of 5%, although we saw increased COVID-related mortality due to the Delta variant.

“Our balance sheet provides appropriate financial stability for the challenges faced by the industry. Our strong capital and liquidity positions enable us to navigate and optimize the current environment. Despite the current challenges, we remain financially strong, and our team will continue to deliver on our promises to our customers and provide attractive, long-term results and value for our shareholders.”
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Net Income (Loss)	$(75.3)	$122.3	$(14.7)	$312.4
Adjusted Consolidated Net Operating Income (Loss) [1]	$(75.8)	$90.9	$(88.0)	$333.0

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(25.7)	$(53.0)	$(75.0)	$(79.9)

Diluted Net Income (Loss) Per Share From:
Net Income (Loss)	$(1.18)	$1.83	$(0.23)	$4.67
Adjusted Consolidated Net Operating Income (Loss) [1]	$(1.19)	$1.36	$(1.36)	$4.98

Impact of Catastrophe Losses and Related LAE on Net Income (Loss) Per Share	$(0.40)	$(0.80)	$(1.16)	$(1.20)
Capital
Total Shareholders’ Equity at the end of the quarter was $4,151.2 million, a decrease of $412.2 million, or 9 percent, since year-end 2020 primarily driven by a decrease in the valuation of our fixed income bond portfolio, repurchases of common stock, and cash dividends. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $330.6 million, and the $400.0 million revolving credit agreement was undrawn.
During the third quarter of 2021, Kemper paid dividends of $19.7 million.
On August 4, 2021, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share.
Kemper ended the quarter with a book value per share of $65.22, a decrease of 6 percent from $69.74 at the end of 2020. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 was $56.94, compared to $58.67 at the end of 2020.
Revenues
Total revenues for the third quarter of 2021 increased $101.7 million, or 8 percent, to $1,455.4 million, compared to the third quarter of 2020, driven by $156.9 million of higher Specialty P&C earned premiums, partially offset by a $45.8 million decrease attributable to the change in fair value of equity and convertible securities. Specialty P&C earned premiums increased due primarily to higher premium volume. Net investment income increased $9.8 million to $101.9 million in the third quarter of 2021 compared to the third quarter of 2020 due primarily to an increase in return from Alternative Investments, higher levels of investments in fixed income securities, and higher levels of investments and rate on Company-Owned Life Insurance, partially offset by lower yields on fixed income securities. Net realized investment gains were $10.1 million in the third quarter of 2021, compared to $10.0 million in the third quarter of 2020. Other income increased from $0.9 million in the third quarter of 2020 to $12.3 million in the third quarter of 2021.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Segment Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$(59.3)	$119.2	$(70.9)	$246.8
Preferred Property & Casualty Insurance	(6.4)	(32.7)	(5.1)	(13.4)
Life & Health Insurance	2.8	12.2	23.1	50.6
Total Segment Net Operating Income (Loss)	(62.9)	98.7	(52.9)	284.0
Corporate and Other Net Operating Income (Loss)	(12.9)	(7.8)	(35.1)	49.0
Adjusted Consolidated Net Operating Income (Loss) [1]	(75.8)	90.9	(88.0)	333.0
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	(0.5)	35.7	73.0	(0.8)
Net Realized Gains on Sales of Investments	7.9	7.9	34.0	30.2
Impairment Losses	(0.5)	(0.8)	(6.2)	(15.8)
Acquisition Related Transaction, Integration and Other Costs	(6.4)	(11.4)	(27.5)	(34.2)
Net Income (Loss)	$(75.3)	$122.3	$(14.7)	$312.4
The Specialty Property & Casualty Insurance segment reported net operating loss of $59.3 million for the third quarter of 2021, compared to net operating income of $119.2 million in the third quarter of 2020. Results decreased due primarily to higher underlying loss ratio and adverse development of prior year loss and LAE reserves. The segment’s Underlying Combined Ratio1 was 108.9 percent, compared to 85.9 percent in the third quarter of 2020.
The Preferred Property & Casualty Insurance segment reported net operating loss of $6.4 million for the third quarter of 2021, compared to net operating loss of $32.7 million in the third quarter of 2020. Results improved due primarily to lower catastrophe losses and LAE. The Preferred Property & Casualty Insurance segment’s Underlying Combined Ratio1 deteriorated 11.5 percentage points from the third quarter of 2020 to 102.2 percent in the third quarter of 2021 due primarily to higher incurred losses and LAE.
The Life & Health Insurance segment reported net operating income of $2.8 million for the third quarter of 2021, compared to $12.2 million in the third quarter of 2020.

Unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2021 and 2020 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Revenues:
Earned Premiums	$1,356.1	$1,206.5	$3,894.6	$3,458.2
Net Investment Income	101.9	92.1	318.9	245.5
Change in Value of Alternative Energy Partnership Investments[2]	(23.8)	—	(46.9)	—
Other Income	12.3	0.9	20.8	92.7
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	(0.6)	45.2	92.4	(1.0)
Net Realized Gains on Sales of Investments	10.1	10.0	43.1	38.2
Impairment Losses	(0.6)	(1.0)	(7.8)	(20.0)
Total Revenues	1,455.4	1,353.7	4,315.1	3,813.6
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,211.2	877.5	3,324.8	2,460.2
Insurance Expenses	311.3	276.9	909.0	821.2
Interest and Other Expenses	62.7	47.2	179.2	142.7
Total Expenses	1,585.2	1,201.6	4,413.0	3,424.1
Income (Loss) before Income Taxes	(129.8)	152.1	(97.9)	389.5
Income Tax Benefit (Expense)	54.5	(29.8)	83.2	(77.1)
Net Income (Loss)	$(75.3)	$122.3	$(14.7)	$312.4

Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$(1.18)	$1.87	$(0.23)	$4.75
Diluted	$(1.18)	$1.83	$(0.23)	$4.67

Net Income (Loss) Per Unrestricted Share:
Basic	$(1.18)	$1.87	$(0.23)	$4.75
Diluted	$(1.18)	$1.83	$(0.23)	$4.67

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	63,628.1	65,362.5	64,469.9	65,710.8
Unrestricted Shares and Equivalent Shares - Diluted	63,628.1	66,633.5	64,469.9	66,797.4

Dividends Paid to Shareholders Per Share	$0.31	$0.30	$0.93	$0.90

2The Alternative Energy Partnership Investments results are included as a pre-tax loss in the Change in Value of Alternative Energy Partnership Investments of $23.8 million and $46.9 million and benefit in income tax expense of $30.6 million and $67.8 million for a net income impact of $6.8 million and $20.9 million for the three and nine months ended September 30, 2021, respectively.

Unaudited business segment revenues for the three and nine months ended September 30, 2021 and 2020 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	$920.6	$792.2	$2,615.6	$2,235.2
Commercial Automobile	107.7	79.2	300.6	217.7
Total Earned Premiums	1,028.3	871.4	2,916.2	2,452.9
Net Investment Income	37.0	30.5	114.7	76.2
Change in Value of Alternative Energy Partnership Investments	(11.3)	—	(22.3)	—
Other Income	1.2	0.4	3.1	1.4
Total Specialty Property & Casualty Insurance Revenues	1,055.2	902.3	3,011.7	2,530.5
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	102.6	110.6	309.1	324.6
Homeowners	52.5	55.0	154.6	167.4
Other Personal	8.6	8.9	25.4	27.0
Total Earned Premiums	163.7	174.5	489.1	519.0
Net Investment Income	16.1	10.3	51.5	24.3
Change in Value of Alternative Energy Partnership Investments	(6.4)	—	(12.5)	—
Other Income	—	—	—	0.1
Total Preferred Property & Casualty Insurance Revenues	173.4	184.8	528.1	543.4
Life & Health Insurance:
Earned Premiums:
Life	101.5	96.3	300.2	289.2
Accident & Health	47.0	48.9	142.3	149.1
Property	15.6	15.4	46.8	48.0
Total Earned Premiums	164.1	160.6	489.3	486.3
Net Investment Income	48.4	50.7	151.9	146.0
Change in Value of Alternative Energy Partnership Investments	(6.1)	—	(12.1)	—
Other Income	0.1	—	0.3	0.6
Total Life & Health Insurance Revenues	206.5	211.3	629.4	632.9
Total Segment Revenues	1,435.1	1,298.4	4,169.2	3,706.8
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	(0.6)	45.2	92.4	(1.0)
Net Realized Gains on Sales of Investments	10.1	10.0	43.1	38.2
Impairment Losses	(0.6)	(1.0)	(7.8)	(20.0)
Other	11.4	1.1	18.2	89.6
Total Revenues	$1,455.4	$1,353.7	$4,315.1	$3,813.6

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Sep 30, 2021	Dec 31, 2020
Assets:
Investments:
Fixed Maturities at Fair Value	$7,885.1	$7,605.9
Equity Securities at Fair Value	969.6	858.5
Equity Securities at Modified Cost	33.0	40.1
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	255.1	204.0
Alternative Energy Partnership Investments	54.2	21.3
Convertible Securities at Fair Value	44.1	39.9
Short-term Investments at Cost which Approximates Fair Value	259.7	875.4
Other Investments	921.5	779.0
Total Investments	10,422.3	10,424.1
Cash	119.8	206.1
Receivables from Policyholders	1,481.2	1,194.5
Other Receivables	207.3	222.4
Deferred Policy Acquisition Costs	676.6	589.3
Goodwill	1,312.0	1,114.0
Current Income Tax Assets	138.7	15.6
Other Assets	619.3	575.9
Total Assets	$14,977.2	$14,341.9
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,524.1	$3,527.5
Property & Casualty	2,596.2	1,982.5
Total Insurance Reserves	6,120.3	5,510.0
Unearned Premiums	1,965.7	1,615.1
Policyholder Contract Liabilities	481.8	467.0
Deferred Income Tax Liabilities	242.4	285.7
Accrued Expenses and Other Liabilities	893.7	727.9
Debt at Amortized Cost	1,122.1	1,172.8
Total Liabilities	10,826.0	9,778.5
Shareholders’ Equity:
Common Stock	6.4	6.5
Paid-in Capital	1,777.0	1,805.2
Retained Earnings	1,888.4	2,071.2
Accumulated Other Comprehensive Income	479.4	680.5
Total Shareholders’ Equity	4,151.2	4,563.4
Total Liabilities and Shareholders’ Equity	$14,977.2	$14,341.9

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020

Results of Operations
Net Premiums Written	$1,024.3	$914.2	$3,078.3	$2,606.3

Earned Premiums	$1,028.3	$871.4	$2,916.2	$2,452.9
Net Investment Income	37.0	30.5	114.7	76.2
Change in Value of Alternative Energy Partnership Investments	(11.3)	—	(22.3)	—
Other Income	1.2	0.4	3.1	1.4
Total Revenues	1,055.2	902.3	3,011.7	2,530.5
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	924.4	589.0	2,451.8	1,724.6
Catastrophe Losses and LAE	3.4	2.1	13.2	6.8
Prior Years:
Non-catastrophe Losses and LAE	25.1	1.9	105.0	16.8
Catastrophe Losses and LAE	(0.1)	(0.1)	0.3	0.1
Total Incurred Losses and LAE	952.8	592.9	2,570.3	1,748.3
Insurance Expenses	194.2	159.5	570.1	472.8
Operating Income (Loss)	(91.8)	149.9	(128.7)	309.4
Income Tax Benefit (Expense)	32.5	(30.7)	57.8	(62.6)
Segment Net Operating Income (Loss)	$(59.3)	$119.2	$(70.9)	$246.8

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	90.0%	67.6%	84.0%	70.3%
Current Year Catastrophe Losses and LAE Ratio	0.3	0.2	0.5	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	2.4	0.2	3.6	0.7
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	92.7	68.0	88.1	71.3
Insurance Expense Ratio	18.9	18.3	19.5	19.3
Combined Ratio	111.6%	86.3%	107.6%	90.6%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	90.0%	67.6%	84.0%	70.3%
Insurance Expense Ratio	18.9	18.3	19.5	19.3
Underlying Combined Ratio[1]	108.9%	85.9%	103.5%	89.6%

Non-GAAP Measure Reconciliation
Combined Ratio	111.6%	86.3%	107.6%	90.6%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.3	0.2	0.5	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	2.4	0.2	3.6	0.7
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	108.9%	85.9%	103.5%	89.6%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020

Results of Operations
Net Premiums Written	$164.8	$172.2	$488.8	$497.8

Earned Premiums	$163.7	$174.5	$489.1	$519.0
Net Investment Income	16.1	10.3	51.5	24.3
Change in Value of Alternative Energy Partnership Investments	(6.4)	—	(12.5)	—
Other Income	—	—	—	0.1
Total Revenues	173.4	184.8	528.1	543.4
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	115.6	102.8	328.0	293.8
Catastrophe Losses and LAE	23.4	61.9	71.6	87.3
Prior Years:
Non-catastrophe Losses and LAE	—	6.3	5.1	11.2
Catastrophe Losses and LAE	0.1	0.1	(3.6)	(0.6)
Total Incurred Losses and LAE	139.1	171.1	401.1	391.7
Insurance Expenses	51.7	55.5	154.8	169.7
Operating Income (Loss)	(17.4)	(41.8)	(27.8)	(18.0)
Income Tax Benefit (Expense)	11.0	9.1	22.7	4.6
Segment Net Operating Income (Loss)	$(6.4)	$(32.7)	$(5.1)	$(13.4)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	70.6%	58.9%	67.1%	56.6%
Current Year Catastrophe Losses and LAE Ratio	14.3	35.5	14.6	16.8
Prior Years Non-catastrophe Losses and LAE Ratio	—	3.6	1.0	2.2
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1	(0.7)	(0.1)
Total Incurred Loss and LAE Ratio	85.0	98.1	82.0	75.5
Insurance Expense Ratio	31.6	31.8	31.6	32.7
Combined Ratio	116.6%	129.9%	113.6%	108.2%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	70.6%	58.9%	67.1%	56.6%
Insurance Expense Ratio	31.6	31.8	31.6	32.7
Underlying Combined Ratio[1]	102.2%	90.7%	98.7%	89.3%

Non-GAAP Measure Reconciliation
Combined Ratio	116.6%	129.9%	113.6%	108.2%
Less:
Current Year Catastrophe Losses and LAE Ratio	14.3	35.5	14.6	16.8
Prior Years Non-catastrophe Losses and LAE Ratio	—	3.6	1.0	2.2
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1	(0.7)	(0.1)
Underlying Combined Ratio[1]	102.2%	90.7%	98.7%	89.3%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Results of Operations
Earned Premiums	$164.1	$160.6	$489.3	$486.3
Net Investment Income	48.4	50.7	151.9	146.0
Change in Value of Alternative Energy Partnership Investments	(6.1)	—	(12.1)	—
Other Income	0.1	—	0.3	0.6
Total Revenues	206.5	211.3	629.4	632.9
Policyholders’ Benefits and Incurred Losses and LAE	119.5	113.6	353.5	320.2
Insurance Expenses	92.9	82.5	269.4	251.1
Operating Income (Loss)	(5.9)	15.2	6.5	61.6
Income Tax Benefit (Expense)	8.7	(3.0)	16.6	(11.0)
Segment Net Operating Income (Loss)	$2.8	$12.2	$23.1	$50.6
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss) 1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Income (Loss) the after-tax impact of:
(i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Gains or Losses on Sales of Investments;
(iii) Impairment Losses;
(iv) Acquisition Related Transaction, Integration and Other Costs;
(v) Debt Extinguishment, Pension and Other Charges; and
(vi) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income (Loss). There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income for the nine and three months ended September 30, 2021 or 2020.

Kemper believes that Adjusted Consolidated Net Operating Income (Loss) 1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains or Losses on Sales of Investments and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the overall profitability of the Kemper’s businesses.

A reconciliation of Net Income (Loss) to Adjusted Consolidated Net Operating Income (Loss) 1 for the three and nine months ended September 30, 2021 and 2020 is presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Net Income (Loss)	$(75.3)	$122.3	$(14.7)	$312.4
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	(0.5)	35.7	73.0	(0.8)
Net Realized Gains on Sales of Investments	7.9	7.9	34.0	30.2
Impairment Losses	(0.5)	(0.8)	(6.2)	(15.8)
Acquisition Related Transaction, Integration and Other Costs	(6.4)	(11.4)	(27.5)	(34.2)
Adjusted Consolidated Net Operating Income (Loss) [1]	$(75.8)	$90.9	$(88.0)	$333.0
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss)1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income (Loss) Per Unrestricted Share.
A reconciliation of Diluted Net Income (Loss) Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share1 for the three and nine months ended September 30, 2021 and 2020 is presented below.

	Three Months Ended		Nine Months Ended
(Unaudited)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Diluted Net Income (Loss) Per Unrestricted Share	$(1.18)	$1.83	$(0.23)	$4.67
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	(0.01)	0.53	1.13	(0.01)
Net Realized Gains on Sales of Investments	0.13	0.12	0.53	0.45
Impairment Losses	(0.01)	(0.01)	(0.10)	(0.24)
Acquisition Related Transaction, Integration and Other Costs	(0.10)	(0.17)	(0.43)	(0.51)
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share[1]	$(1.19)	$1.36	$(1.36)	$4.98
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at September 30, 2021 and December 31, 2020 is presented below.

(Dollars in Millions) (Unaudited)	Sep 30, 2021	Dec 31, 2020
Shareholders’ Equity	$4,151.2	$4,563.4
Net Unrealized Gains on Fixed Maturities	526.9	724.0
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,624.3	$3,839.4
Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause the Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Kemper’s underwriting performance.

As Adjusted for Acquisitions1 amounts are non-GAAP financial measures. Subsequent to the applicable acquisitions, the As Adjusted for Acquisitions1 amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. Kemper believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.

A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended September 30, 2021 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income (Loss)	$(75.3)	$(6.7)	$(68.6)
Net Income (Loss) Per Share - Diluted	$(1.18)	$(0.10)	$(1.08)
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$1,028.3	$—	$1,028.3
Segment Net Operating Income (Loss)	$(59.3)	$(7.0)	$(52.3)
Specialty Personal Automobile Insurance:
Earned Premiums	$920.6	$—	$920.6
Segment Net Operating Income (Loss)	$(71.8)	$(6.6)	$(65.2)
A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended September 30, 2020 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	AAC Historical GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income (Loss)	$122.3	$14.4	$(3.2)	$139.9
Net Income (Loss) Per Share - Diluted	$1.83	$0.22	$(0.05)	$2.10
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$871.4	$92.6	$—	$964.0
Segment Net Operating Income (Loss)	$119.2	$12.4	$(3.6)	$135.2
Specialty Personal Automobile Insurance:
Earned Premiums	$792.2	$92.6	$—	$884.8
Segment Net Operating Income (Loss)	$100.1	$12.4	$(2.7)	$115.2

Conference Call
Kemper will host its conference call to discuss third quarter 2021 results on Thursday, October 28th, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 844.200.6205, access code 208544. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the third quarter of 2021, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $15 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.6 million policies, is represented by approximately 36,700 agents and brokers, and has approximately 10,100 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results.
No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com